Accenture Reports Very Strong Fourth-Quarter and Full-Year Fiscal 2015 Results

-- Fourth-quarter revenues increase 1% in U.S. dollars and 12% in local currency, to $7.9 billion;
quarterly EPS increase 6%, to $1.15; free cash flow is $1.4 billion --

-- For full fiscal year, revenues increase 3% in U.S. dollars and 11% in local currency, to
$31.0 billion; EPS are $4.76, including a $0.06 non-cash pension settlement charge; excluding the charge, EPS increase 7%, to $4.82; free cash flow is $3.7 billion --

-- New bookings are $8.8 billion for fourth quarter and $34.4 billion for full year --

-- Company increases semi-annual cash dividend 8%, to $1.10 per share; Board of Directors approves $5 billion of additional share repurchase authority --

-- For fiscal year 2016, Accenture expects net revenue growth of 5% to 8% in local currency and
EPS of $5.09 to $5.24 --

NEW YORK; Sept. 24, 2015 — Accenture (NYSE: ACN) reported financial results for the fourth quarter and full fiscal year ended Aug. 31, 2015.

For the fourth quarter, net revenues were $7.9 billion, an increase of 1 percent in U.S. dollars and 12 percent in local currency compared with the fourth quarter of fiscal 2014.  Diluted earnings per share were $1.15. Operating margin was 13.9 percent.  Operating cash flow was $1.5 billion and free cash flow was $1.4 billion. New bookings were $8.8 billion.

For the full fiscal year, net revenues were $31.0 billion, an increase of 3 percent in U.S. dollars and 11 percent in local currency compared with fiscal 2014. Diluted earnings per share were $4.76, including a non-cash pension settlement charge in the third quarter of $64 million, pre-tax, or $0.06 per share; excluding this charge, diluted earnings per share for fiscal 2015 were $4.82. Operating margin was 14.3 percent, including the pension settlement charge; excluding the charge, operating margin for the year was 14.5 percent, an expansion of 20 basis points. Operating cash flow was $4.1 billion and free cash flow was $3.7 billion. New bookings were $34.4 billion.

In addition, Accenture’s Board of Directors has declared a semi-annual cash dividend of $1.10 per share, an increase of $0.08 per share, or 8 percent, over its previous semi-annual dividend, declared in March. The Board also approved $5 billion in additional share repurchase authority.

Pierre Nanterme, Accenture’s chairman and CEO, said, “We delivered excellent financial results for the fourth quarter and the full fiscal year 2015. I am particularly pleased with our double-digit revenue growth in local currency for both the quarter and the year, which was broad-based across our business. For the full fiscal year, we gained substantial market share, delivered strong new bookings, earnings per share and free cash flow, and returned $3.8 billion in cash to our shareholders.

“The focused investments we are making in the high-growth areas of our business are clearly differentiating Accenture in the marketplace and contributing to our strong performance, especially in digital services. At the same time, we continue to manage our operations with discipline to further enhance our competitiveness. We are confident in our ability to continue building momentum and delivering value for our clients and shareholders.”

Financial Review

Fourth Quarter Fiscal 2015

Revenues before reimbursements (“net revenues”) for the fourth quarter of fiscal 2015 were $7.89 billion, compared with $7.78 billion for the fourth quarter of fiscal 2014, an increase of 1 percent in U.S. dollars and 12 percent in local currency and above the company’s guided range of $7.45 billion to $7.70 billion. The foreign-exchange impact for the quarter was approximately negative 10 percent, consistent with the assumption provided in the company’s third-quarter earnings release.

▪	Consulting net revenues were $4.2 billion, an increase of 4 percent in U.S. dollars and 14 percent in local currency compared with the fourth quarter of fiscal 2014.

▪	Outsourcing net revenues were $3.7 billion, a decrease of 1 percent in U.S. dollars and an increase of 9 percent in local currency compared with the fourth quarter of fiscal 2014.

Diluted EPS for the fourth quarter were $1.15, compared with $1.08 for the fourth quarter last year. The $0.07 increase in EPS reflects:

▪	$0.02 from higher revenue and operating results;

▪	$0.05 from a lower effective tax rate; and

▪	$0.02 from a lower share count;

partially offset by

▪	$0.02 from lower non-operating income.

Gross margin (gross profit as a percentage of net revenues) for the fourth quarter was 31.7 percent, compared with 31.7 percent for the fourth quarter of fiscal 2014. Selling, general and administrative (SG&A) expenses for the fourth quarter were $1.41 billion, or 17.9 percent of net revenues, compared with $1.39 billion, or 17.9 percent of net revenues, for the fourth quarter of fiscal 2014.

Operating income for the fourth quarter of fiscal 2015 was $1.09 billion, or 13.9 percent of net revenues, compared with $1.08 billion, or 13.9 percent of net revenues, for the fourth quarter of fiscal 2014.

The company’s effective tax rate for the fourth quarter was 27.1 percent, compared with 30.1 percent for the fourth quarter of fiscal 2014.

Net income for the fourth quarter was $788 million, compared with $760 million for the same period of fiscal 2014, an increase of 4 percent.

Operating cash flow for the fourth quarter was $1.50 billion, and property and equipment additions were $148 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.36 billion. For the same period of fiscal 2014, operating cash flow was $1.65 billion, property and equipment additions were $101 million, and free cash flow was $1.55 billion.

Days services outstanding, or DSOs, were 37 days at Aug. 31, 2015, compared with 36 days at Aug. 31, 2014.

Accenture’s total cash balance at Aug. 31, 2015 was $4.4 billion, compared with $4.9 billion at Aug. 31, 2014.

Utilization for the fourth quarter of fiscal 2015 was 90 percent, compared with 90 percent for the third quarter of fiscal 2015.

Attrition for the fourth quarter of fiscal 2015 was 14 percent, compared with 15 percent for both the third quarter of fiscal 2015 and the fourth quarter of fiscal 2014.

New Bookings

New bookings for the fourth quarter were $8.8 billion and reflect a negative 13 percent foreign-exchange impact compared with new bookings in the fourth quarter of fiscal 2014.

▪	Consulting new bookings were $4.1 billion, or 46 percent of total new bookings.

▪	Outsourcing new bookings were $4.7 billion, or 54 percent of total new bookings.

Net Revenues by Operating Group
Net revenues by operating group for the fourth quarter were as follows:

▪	Communications, Media & Technology: $1.64 billion, compared with $1.58 billion for the fourth quarter of fiscal 2014, an increase of 4 percent in U.S. dollars and 16 percent in local currency.

▪	Financial Services: $1.69 billion, compared with $1.67 billion for the fourth quarter of fiscal 2014, an increase of 1 percent in U.S. dollars and 14 percent in local currency.

▪	Health & Public Service: $1.39 billion, compared with $1.29 billion for the fourth quarter of fiscal 2014, an increase of 7 percent in U.S. dollars and 13 percent in local currency.

▪	Products: $1.93 billion, compared with $1.93 billion for the fourth quarter of fiscal 2014, flat in U.S. dollars and an increase of 10 percent in local currency.

▪	Resources: $1.23 billion, compared with $1.29 billion for the fourth quarter of fiscal 2014, a decrease of 5 percent in U.S. dollars and an increase of 6 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region* for the fourth quarter were as follows:

▪	North America: $3.72 billion, compared with $3.39 billion for the fourth quarter of fiscal 2014, an increase of 10 percent in U.S. dollars and 11 percent in local currency.

▪	Europe: $2.71 billion, compared with $2.82 billion for the fourth quarter of fiscal 2014, a decrease of 4 percent in U.S. dollars and an increase of 13 percent in local currency.

▪	Growth Markets: $1.46 billion, compared with $1.57 billion for the fourth quarter of fiscal 2014, a decrease of 7 percent in U.S. dollars and an increase of 11 percent in local currency.

*Beginning in fiscal 2015, the company is reporting its geographic regions as follows: North America (the United States and Canada); Europe; and Growth Markets (Asia Pacific, Latin America, Africa, the Middle East, Russia and Turkey). Previously, the company’s three geographic regions were the Americas; EMEA (Europe, the Middle East and Africa); and Asia Pacific.

Full Year Fiscal 2015

Net revenues for the full 2015 fiscal year were $31.0 billion, compared with $30.0 billion for fiscal 2014, an increase of 3 percent in U.S. dollars and 11 percent in local currency. Net revenues for fiscal 2015 reflect a foreign-exchange impact of approximately negative 7.5 percent compared with fiscal 2014.

▪	Consulting net revenues were $16.2 billion, an increase of 3 percent in U.S. dollars and 11 percent in local currency compared with fiscal 2014.

▪	Outsourcing net revenues were $14.8 billion, an increase of 4 percent in U.S. dollars and 11 percent in local currency compared with fiscal 2014.

Diluted EPS for the full 2015 fiscal year were $4.76, compared with $4.52 for fiscal 2014. The pension settlement charge had a negative $0.06 impact on EPS for fiscal 2015. Excluding this charge, EPS for the year were $4.82, an increase of $0.30, or 7 percent, from fiscal 2014. The $0.30 increase in EPS on an adjusted basis reflects:

▪	$0.22 from higher revenue and operating results;

▪	$0.01 from a lower effective tax rate excluding the impact of the pension settlement charge; and

▪	$0.09 from a lower share count;

partially offset by

▪	$0.02 from lower non-operating income.

Gross margin (gross profit as a percentage of net revenues) for fiscal 2015 was 31.6 percent, compared with 32.3 percent for fiscal 2014. Selling, general and administrative (SG&A) expenses for the full fiscal year were $5.31 billion, or 17.1 percent of net revenues, compared with $5.40 billion, or 18.0 percent of net revenues, for fiscal 2014.

Operating income for the full fiscal year was $4.44 billion, or 14.3 percent of net revenues, compared with $4.30 billion, or 14.3 percent of net revenues, for fiscal 2014. Excluding the $64 million pension settlement charge, operating income for fiscal 2015 was $4.50 billion, or 14.5 percent of net revenues, a 20-basis-point expansion from fiscal 2014.

Accenture’s annual effective tax rate for fiscal 2015 was 25.8 percent, compared with 26.1 percent in fiscal 2014. Excluding the impact of the pension settlement charge, the effective tax rate for fiscal 2015 was 26.0 percent.

Net income for the full fiscal year was $3.27 billion, compared with $3.18 billion for fiscal 2014. Excluding the after-tax impact of the pension settlement charge, net income for fiscal 2015 was $3.31 billion.

For the full 2015 fiscal year, operating cash flow was $4.09 billion and property and equipment additions were $395 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $3.70 billion. For the prior fiscal year, ended Aug. 31, 2014, operating cash flow was $3.49 billion, property and equipment additions were $322 million, and free cash flow was $3.16 billion.

Utilization for the full 2015 fiscal year was 90 percent, compared with 88 percent for fiscal 2014. Attrition for the full 2015 fiscal year was 14 percent, compared with 13 percent for fiscal

New Bookings

New bookings for the full fiscal year were $34.36 billion, a decrease of 4 percent in U.S. dollars and an increase of 3 percent in local currency over fiscal 2014.

▪
Consulting new bookings were $16.71 billion, a decrease of 3 percent in U.S. dollars and an increase of 5 percent in local currency compared with fiscal 2014. Consulting represented 49 percent of new bookings in fiscal 2015.

▪
Outsourcing new bookings were $17.66 billion, a decrease of 6 percent in U.S. dollars and an increase of 2 percent in local currency compared with fiscal 2014. Outsourcing represented 51 percent of new bookings in fiscal 2015.

Net Revenues by Operating Group

Net revenues by operating group for the full fiscal year were as follows:

▪	Communications, Media & Technology: $6.35 billion, compared with $5.92 billion for fiscal 2014, an increase of 7 percent in U.S. dollars and 16 percent in local currency.

▪	Financial Services: $6.63 billion, compared with $6.51 billion for fiscal 2014, an increase of 2 percent in U.S. dollars and 11 percent in local currency.

▪	Health & Public Service: $5.46 billion, compared with $5.02 billion for fiscal 2014, an increase of 9 percent in U.S. dollars and 12 percent in local currency.

▪	Products: $7.60 billion, compared with $7.39 billion for fiscal 2014, an increase of 3 percent in U.S. dollars and 10 percent in local currency.

▪	Resources: $4.99 billion, compared with $5.14 billion for fiscal 2014, a decrease of 3 percent in U.S. dollars and an increase of 5 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the full fiscal year were as follows:

▪	North America: $14.21 billion, compared with $12.80 billion for fiscal 2014, an increase of 11 percent in U.S. dollars and 12 percent in local currency.

▪	Europe: $10.93 billion, compared with $11.25 billion for fiscal 2014, a decrease of 3 percent in U.S. dollars and an increase of 10 percent in local currency.

▪	Growth Markets: $5.91 billion, compared with $5.95 billion for fiscal 2014, a decrease of 1 percent in U.S. dollars and an increase of 11 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases. In fiscal 2015, the company returned $3.81 billion to shareholders, including $1.35 billion in cash dividends and $2.45 billion in share repurchases.

Dividend

Accenture plc has declared a semi-annual cash dividend of $1.10 per share on Accenture plc Class A ordinary shares for shareholders of record at the close of business on Oct. 16, 2015, and Accenture Holdings plc will declare a semi-annual cash dividend of $1.10 per share on Accenture Holdings ordinary shares for shareholders of record at the close of business on Oct. 13, 2015. Both dividends are payable on

Nov. 13, 2015. This represents an increase of $0.08 per share, or 8 percent, over the company’s previous semi-annual dividend, declared in March.

Share Repurchase Activity

During the fourth quarter of fiscal 2015, Accenture repurchased or redeemed 6.6 million shares, including 5.3 million shares repurchased in the open market, for a total of $664 million. During the full fiscal year 2015, Accenture repurchased or redeemed 27.4 million shares, including 22.2 million shares repurchased in the open market, for a total of $2.45 billion. The Accenture Board of Directors has approved $5 billion in additional share repurchase authority, bringing Accenture’s total outstanding authority to approximately $7.6 billion.

At Aug. 31, 2015, Accenture had approximately 657 million total shares outstanding, including 627 million Accenture plc Class A ordinary shares and minority holdings of 30 million shares (Accenture Holdings plc ordinary shares and Accenture Canada Holdings Inc. exchangeable shares).

Business Outlook

First Quarter Fiscal 2016

Accenture expects net revenues for the first quarter of fiscal 2016 to be in the range of $7.70 billion to $7.95 billion, a growth rate of 6 percent to 9 percent in local currency. This range assumes a foreign-exchange impact of negative 8.5 percent compared with the first quarter of fiscal 2015.

Fiscal Year 2016

Accenture’s business outlook for the full 2016 fiscal year assumes a foreign-exchange impact of negative 4 percent compared with fiscal 2015.

For fiscal 2016, the company expects net revenue growth to be in the range of 5 percent to 8 percent in local currency.  The company expects diluted EPS to be in the range of $5.09 to $5.24.

Accenture expects operating margin for the full fiscal year to be in the range of 14.6 percent to 14.8 percent, an expansion of 10 to 30 basis points from the adjusted operating margin of 14.5 percent in fiscal 2015.

For fiscal 2016, the company expects operating cash flow to be in the range of $4.1 billion to $4.4 billion; property and equipment additions to be $500 million; and free cash flow to be in the range of $3.6 billion to $3.9 billion.

The company expects its annual effective tax rate to be in the range of 25.0 percent to 26.0 percent.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth-quarter financial results. To participate, please dial +1 (800) 230-1059 [+1 (612) 234-9959 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today, Thursday, Sept. 24, and continuing until Thursday, Sept. 24, 2015. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, Dec. 17, 2015. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 366268 from 10:30 a.m. EDT Thursday, Sept. 24 through Thursday, Dec. 17, 2015.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company, with more than 358,000 people serving clients in more than 120 countries. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. The company generated net revenues of US$31.0 billion for the fiscal year ended Aug. 31, 2015. Its home page is www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, and a significant reduction in such demand could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the markets in which the company competes are highly competitive, and the company might not be able to compete effectively; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data or information systems as obligated by law or contract or if the company’s information systems are breached; the company’s results of operations and ability to grow could be materially negatively affected if the company cannot adapt and expand its services and solutions in response to ongoing changes in technology and offerings by new entrants; the company’s results of operations could materially suffer if the company is not able to obtain sufficient pricing to enable it to meet its profitability expectations; if the company does not accurately anticipate the cost, risk and complexity of performing its work or if the third parties upon whom it relies do not meet their commitments, then the company’s contracts could have delivery inefficiencies and be less profitable than expected or unprofitable; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s profitability could suffer if its cost-management strategies are unsuccessful, and the company may not be able to improve its profitability through improvements to cost-management to the degree it has done in the past; the company’s business could be materially adversely affected if the company incurs legal liability; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company might not be successful at identifying, acquiring or integrating businesses or entering into joint ventures; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; changes in the company’s level of taxes, as well as audits, investigations and tax proceedings, or changes in the company’s treatment as an Irish company, could have a material adverse effect on the company’s results of operations and financial condition; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; adverse changes to the company’s relationships with key alliance partners or in the business of its key alliance partners could adversely affect the company’s results of operations; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; if the company is unable to protect its intellectual property rights from unauthorized use or infringement by third parties, its business could be adversely affected; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; if the company is unable to collect its receivables or unbilled services, the company’s results of operations, financial condition and cash flows could be adversely affected; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; the company’s share price and results of operations could fluctuate and be difficult to predict; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; any changes to the estimates and assumptions that the company makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended August 31,				Year Ended August 31,
	2015	% of Net Revenues	2014	% of Net Revenues	2015	% of Net Revenues	2014	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$7,888,505	100%	$7,777,340	100%	$31,047,931	100%	$30,002,394	100%
Reimbursements	476,006		489,979		1,866,493		1,872,284
Revenues	8,364,511		8,267,319		32,914,424		31,874,678
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	5,384,100	68.3%	5,308,720	68.3%	21,238,692	68.4%	20,317,928	67.7%
Reimbursable expenses	476,006		489,979		1,866,493		1,872,284
Cost of services	5,860,106		5,798,699		23,105,185		22,190,212
Sales and marketing	924,114	11.7%	918,118	11.8%	3,505,045	11.3%	3,582,833	11.9%
General and administrative costs	486,683	6.2%	471,137	6.1%	1,803,943	5.8%	1,819,136	6.1%
Pension settlement charge	—	—	—	—	64,382	0.2%	—	—
Reorganization benefits, net	—	—	—	—	—	—	(18,015)	(0.1)%
Total operating expenses	7,270,903		7,187,954		28,478,555		27,574,166
OPERATING INCOME	1,093,608	13.9%	1,079,365	13.9%	4,435,869	14.3%	4,300,512	14.3%
Interest income	8,111		8,141		33,991		30,370
Interest expense	(3,832)		(5,325)		(14,578)		(17,621)
Other (expense) income, net	(16,426)		5,877		(44,752)		(15,560)
INCOME BEFORE INCOME TAXES	1,081,461	13.7%	1,088,058	14.0%	4,410,530	14.2%	4,297,701	14.3%
Provision for income taxes	293,336		327,890		1,136,741		1,121,743
NET INCOME	788,125	10.0%	760,168	9.8%	3,273,789	10.5%	3,175,958	10.6%
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc.	(40,953)		(43,637)		(178,925)		(187,107)
Net income attributable to noncontrolling interests – other (1)	(9,544)		(15,515)		(41,283)		(47,353)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$737,628	9.4%	$701,016	9.0%	$3,053,581	9.8%	$2,941,498	9.8%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$737,628		$701,016		$3,053,581		$2,941,498
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc. (2)	40,953		43,637		178,925		187,107
Net income for diluted earnings per share calculation	$778,581		$744,653		$3,232,506		$3,128,605
EARNINGS PER SHARE:
-Basic	$1.18		$1.11		$4.87		$4.64
-Diluted	$1.15		$1.08		$4.76		$4.52
WEIGHTED AVERAGE SHARES:
-Basic	624,715,181		631,249,362		626,799,586		634,216,250
-Diluted	675,749,438		688,345,020		678,757,070		692,389,966
Cash dividends per share	$—		$—		$2.04		$1.86
_______________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture Holdings plc ordinary shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

				Percent Increase Local Currency
			Percent Increase (Decrease) U.S. dollars
	Three Months Ended August 31,
	2015	2014
OPERATING GROUPS
Communications, Media & Technology	$1,638,072	$1,579,324	4%	16%
Financial Services	1,690,696	1,672,541	1	14
Health & Public Service	1,390,552	1,294,050	7	13
Products	1,931,567	1,933,864	—	10
Resources	1,233,469	1,293,631	(5)	6
Other	4,149	3,930	n/m	n/m
TOTAL Net Revenues	7,888,505	7,777,340	1%	12%
Reimbursements	476,006	489,979	(3)
TOTAL REVENUES	$8,364,511	$8,267,319	1%
GEOGRAPHY
North America	$3,715,006	$3,387,352	10%	11%
Europe	2,711,716	2,823,152	(4)	13
Growth Markets	1,461,783	1,566,836	(7)	11
TOTAL Net Revenues	$7,888,505	$7,777,340	1%	12%
TYPE OF WORK
Consulting	$4,159,936	$4,016,623	4%	14%
Outsourcing	3,728,569	3,760,717	(1)	9
TOTAL Net Revenues	$7,888,505	$7,777,340	1%	12%

				Percent Increase Local Currency
			Percent Increase (Decrease) U.S. dollars
	Year Ended August 31,
	2015	2014
OPERATING GROUPS
Communications, Media & Technology	$6,349,372	$5,923,821	7%	16%
Financial Services	6,634,771	6,511,228	2	11
Health & Public Service	5,462,550	5,021,692	9	12
Products	7,596,051	7,394,980	3	10
Resources	4,988,627	5,135,309	(3)	5
Other	16,560	15,364	n/m	n/m
TOTAL Net Revenues	31,047,931	30,002,394	3%	11%
Reimbursements	1,866,493	1,872,284	—
TOTAL REVENUES	$32,914,424	$31,874,678	3%
GEOGRAPHY
North America	$14,209,387	$12,796,846	11%	12%
Europe	10,929,572	11,254,953	(3)	10
Growth Markets	5,908,972	5,950,595	(1)	11
TOTAL Net Revenues	$31,047,931	$30,002,394	3%	11%
TYPE OF WORK
Consulting	$16,203,915	$15,737,661	3%	11%
Outsourcing	14,844,016	14,264,733	4	11
TOTAL Net Revenues	$31,047,931	$30,002,394	3%	11%
_______________
n/m = not meaningful

ACCENTURE PLC

OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income as Reported (GAAP)
	Three Months Ended August 31,
	2015		2014
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$243,068	15%	$212,026	13%
Financial Services	287,791	17	231,713	14
Health & Public Service	132,683	10	140,645	11
Products	265,631	14	285,574	15
Resources	164,435	13	209,407	16
Total	$1,093,608	13.9%	$1,079,365	13.9%

	Operating Income as Reported (GAAP)
	Year Ended August 31,
	2015		2014
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$871,388	14%	$770,166	13%
Financial Services	1,079,397	16	957,347	15
Health & Public Service	700,960	13	678,663	14
Products	1,082,351	14	991,844	13
Resources	701,773	14	902,492	18
Total	$4,435,869	14.3%	$4,300,512	14.3%

	Year Ended August 31,
	2015				2014
		Operating Income and Operating Margin Excluding Pension Settlement Charge (Non-GAAP)			Operating Income and Operating Margin as Reported (GAAP)

	Operating Income (GAAP)	Pension Settlement Charge (1)	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$871,388	$12,547	$883,935	14%	$770,166	13%	$113,769
Financial Services	1,079,397	13,460	1,092,857	16	957,347	15	135,510
Health & Public Service	700,960	11,664	712,624	13	678,663	14	33,961
Products	1,082,351	15,823	1,098,174	14	991,844	13	106,330
Resources	701,773	10,888	712,661	14	902,492	18	(189,831)
Total	$4,435,869	$64,382	$4,500,251	14.5%	$4,300,512	14.3%	$199,739

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)

	Year Ended August 31,
	2015			2014
	As Reported (GAAP)	Pension Settlement Charge (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Income before incomes taxes	$4,410,530	$64,382	$4,474,912	$4,297,701
Provision for income taxes	1,136,741	25,238	1,161,979	1,121,743
Net income	$3,273,789	$39,144	$3,312,933	$3,175,958

Effective tax rate	25.8%		26.0%	26.1%
Diluted earnings per share	$4.76	$0.06	$4.82	$4.52

________

(1)
Represents non-cash pension settlement charge related to lump sum cash payments from the company's U.S. pension plan to former employees who elected to receive such payments. The payments settled the company's pension obligations to those who participated.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	August 31, 2015	August 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,360,766	$4,921,305
Short-term investments	2,448	2,602
Receivables from clients, net	3,840,920	3,859,567
Unbilled services, net	1,884,504	1,803,767
Other current assets	1,490,756	1,317,201
Total current assets	11,579,394	11,904,442
NON-CURRENT ASSETS:
Unbilled services, net	15,501	28,039
Investments	45,027	66,783
Property and equipment, net	801,884	793,444
Other non-current assets	5,824,252	5,137,744
Total non-current assets	6,686,664	6,026,010
TOTAL ASSETS	$18,266,058	$17,930,452
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$1,848	$330
Accounts payable	1,151,464	1,064,228
Deferred revenues	2,251,617	2,348,034
Accrued payroll and related benefits	3,687,468	3,380,748
Other accrued liabilities	1,439,802	1,364,739
Total current liabilities	8,532,199	8,158,079
NON-CURRENT LIABILITIES:
Long-term debt	25,587	26,403
Other non-current liabilities	3,060,701	3,460,633
Total non-current liabilities	3,086,288	3,487,036
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	6,133,725	5,732,035
NONCONTROLLING INTERESTS	513,846	553,302
TOTAL SHAREHOLDERS’ EQUITY	6,647,571	6,285,337
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$18,266,058	$17,930,452

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended August 31,		Year Ended August 31,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$788,125	$760,168	$3,273,789	$3,175,958
Depreciation, amortization and asset impairments	173,763	164,079	645,923	620,743
Reorganization benefits, net	—	—	—	(18,015)
Share-based compensation expense	148,638	151,312	680,329	671,301
Change in assets and liabilities/other, net	394,060	573,653	(507,904)	(963,902)
Net cash provided by operating activities	1,504,586	1,649,212	4,092,137	3,486,085
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(148,037)	(101,457)	(395,017)	(321,870)
Purchases of businesses and investments, net of cash acquired	(349,502)	(64,847)	(791,704)	(740,067)
Other investing, net	3,050	1,431	16,337	5,526
Net cash used in investing activities	(494,489)	(164,873)	(1,170,384)	(1,056,411)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	57,810	70,729	554,149	558,497
Purchases of shares	(664,015)	(657,567)	(2,452,989)	(2,559,434)
Cash dividends paid	—	—	(1,353,471)	(1,254,916)
Other financing, net	(2,154)	1,997	50,015	90,437
Net cash used in financing activities	(608,359)	(584,841)	(3,202,296)	(3,165,416)
Effect of exchange rate changes on cash and cash equivalents	(67,161)	(27,052)	(279,996)	25,162
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	334,577	872,446	(560,539)	(710,580)
CASH AND CASH EQUIVALENTS, beginning of period	4,026,189	4,048,859	4,921,305	5,631,885
CASH AND CASH EQUIVALENTS, end of period	$4,360,766	$4,921,305	$4,360,766	$4,921,305